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                              USLIFE Corporation
                       Form 8-K Dated September 27, 1994
                                 Exhibit Index

Exhibit Number
Per Item 601 of
Regulation S-K
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3(ii)  (a)  By-Laws of USLIFE Corporation, as amended and restated on December
            31, 1992 (previously filed as an exhibit to the Form 10-K dated December 31, 1992).

       (b) By-Laws of USLIFE Corporation, as amended and restated on May 17, 1994 and on September 27, 1994.

4      (a)  Rights Agreement, dated as of June 24, 1986, between USLIFE
            Corporation and Manufacturers Hanover Trust Company, as Rights
            Agent (previously filed as an exhibit to the Form 8-A dated June
            24, 1986).

       (b) Amended and Restated Rights Agreement, dated as of January 24, 1989, between USLIFE Corporation and Manufacturers Hanover Trust Company, as Rights Agent (previously filed as an exhibit to the Form 8 dated January 25, 1989).

       (c) Amended and Restated Rights Agreement, dated as of September 27, 1994, between USLIFE Corporation and Chemical Bank, the successor by merger to Manufacturers Hanover Trust Company, as Rights Agent.